Exhibit 99.2

TRUE DRINKS, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheet	1

Statements of Operations	2

Statements of Cash Flows	3

Notes to Unaudited Condensed Consolidated Financial Statements	4

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True Drinks, Inc.
Condensed Consolidated Balance Sheet
As of September 30, 2012
(Unaudited)

ASSETS

Current Assets
Cash	$65,130
Accounts receivable, net	364,758
Inventory, net	592,518
Prepaid expenses and other current assets	232,479
Total current assets	1,254,885

Property and Equipment, net	25,433
Intangible Assets, net	1,536,698
Other Assets	391,701
Goodwill	2,414,642

Total assets	$5,623,359

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued expenses	$982,230
Total liabilities	982,230

Commitments and Contingencies (Note 5)

Stockholders' Equity
Common Stock	1,545
Additional Paid in Capital	6,515,933
Returned Earnings	(1,876,349)
Total Stockholders' Equity	4,641,129

Total Liabilities and Stockholders' Equity	$5,623,359

The accompanying notes are an integral part of the financial statements.

True Drinks, Inc.
Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2012 and 2011
(Unaudited)

	2012	2011*

Net Sales	$841,737	$1,533,315

Cost of Sales	551,470	1,691,565

Gross (Loss) Profit	290,267	(158,250)

Operating Expenses
Selling and marketing	441,475	281,526
General and administrative	1,699,872	1,509,634
Total operating expenses	2,141,347	1,791,160

Operating Loss	(1,851,080)	(1,949,410)

Other Income (Expense)
Interest (expense)	(1,794)	(9,155)
Other income (expense)	(23,475)	0
	(25,269)	(9,155)

Net Loss	$(1,876,349)	$(1,958,565)

Net loss per common share
Basic and diluted net loss per share	$(1.21)

Weighted average common shares outstanding, basic and diluted	1,544,565

* Represents GT Beverage Company, LLC, the predecessor entity.

The accompanying notes are an integral part of the financial statements.

True Drinks, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2012 and 2011
(Unaudited)

	2012	2011*

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,876,349)	$(1,958,565)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	77,601	8,757
Changes in operating assets and liabilities:
Accounts receivable	(364,758)	(107,447)
Inventory	(592,518)	280,388
Prepaid expenses and other current assets	(82,479)	(3,355)
Other assets	(957,283)	0
Accounts payable and accrued expenses	426,388	847,144
Other current liabilities	(150,000)	(68,106)
Net cash used in operating activities	(3,519,398)	(1,001,184)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,050)	0
Net cash used in investing activities	(6,050)	0

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from line-of-credit to related party	0	184,043
Proceeds from issuance in common stock	3,590,578	355,000
Proceeds from notes payable issued to related parties	0	500,000
Net cash provided by financing activities	3,590,578	1,039,043

NET INCREASE IN CASH	65,130	37,859

CASH – beginning of period	0	20,890

CASH – end of period	$65,130	$58,749

* Represents GT Beverage Company, LLC, the predecessor entity.

The accompanying notes are an integral part of the financial statements.

TRUE DRINKS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

1.  DESCRIPTION OF BUSINESS AND ACQUISITION

True Drinks, Inc. (“True Drinks” or the “Company”) was created on January 19, 2012. On March 31, 2012, the Company acquired 97.425% of GT Beverage Company, LLC for 159,638 common shares. In addition, the Company issued an additional 132,052 shares to certain debtors of GT Beverage Company, LLC. In total, the Company issued a total of 292,690 common shares to debtors and interest holders of GT Beverage Company, LLC.

The following financial statements give effect to True Drinks’ acquisition of GT Beverage Company, LLC using the purchase method of accounting and are based on managements’ estimates of the fair value of the consideration paid and the net assets acquired. True Drinks’ management has estimated the fair value of the 292,690 common shares given at $10.00 per share (the estimated fair value of the True Drinks’ common stock at the time of the acquisition) for a total purchase price consideration of $2,926,900. The September 30, 2012 unaudited condensed consolidated balance sheet, and the unaudited condensed consolidated statements of operations and cash flows for the nine months ended September 30, 2012 are presented here giving effect to the acquisition on March 31, 2012. GT Beverage Company, LLC is considered the predecessor entity to the Company under SEC financial reporting rules.  Accordingly, comparative statements of operations and cash flows for the nine months ended September 30, 2011 are presented.

True Drinks, Inc. (“True Drinks” or the “Company”) was created to commercialize its AquaBallTM naturally flavored water sold in its patented interlocking round plastic bottles with depictions of characters from major entertainment companies through licensing agreements. The Company’s products have been sold to retailers in the United States through an in-house sales team, as well as through brokers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, provision for losses on accounts receivable, allowances for obsolete and slow moving inventory, and the realization of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less, to be cash equivalents. The Company maintains cash with high credit quality financial institutions. At certain times, such amounts may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced any losses on these amounts. At September 30, 2012, the Company had no cash equivalents.

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition. The Company has limited operating history and is subject to the substantial business risks and uncertainties inherent to such an entity, including financial, operational and other risks including the potential of business failure.

Accounts Receivable

Management develops an estimate of the allowance for doubtful accounts receivable based on its own judgment as to the likelihood of ultimate payment. The Company does not require collateral for trade accounts receivable. Management believes that at September 30, 2012, there were no doubtful accounts. Therefore, no allowance for doubtful accounts was recorded. Although the Company expects to collect amounts due, actual collections may differ from these estimated amounts.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market. Market is determined by comparison with recent sales or net realizable value. Management reviews the carrying value of inventory in relation to its sales history and industry trends to determine an estimated net realizable value.

Intangible Assets

Intangible assets consists of the direct costs incurred for application fees and legal expenses associated with trademarks on the Company’s products, as well as the estimated value of GT Beverage Company, LLC’s interlocking spherical bottle patent acquired on March 31, 2012. The Company’s intangible assets, consisting of trademarks and patent costs, are amortized over their remaining lives. The Company evaluates the useful lives of its intangible assets annually and adjusts the lives according to the expected useful life. No impairment was deemed necessary as of September 30, 2012.

Other Assets

Other assets consist of loans made to Bazi International, Inc. pursuant to a Revolving Line of Credit issued on June 7, 2012. The Company completed a merger with Bazi International, Inc. in October 2012.

Goodwill

Goodwill represents the future economic benefits arising from other assets acquired that are individually identified and separately recognized. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but are tested for impairment at least annually.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of a long-lived asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of its long-lived assets or whether the remaining balance of long-lived assets should be evaluated for possible impairment. The Company does not believe that there was impairment that would require an adjustment to such assets or their estimated periods of recovery at September 30, 2012.

3.  INVENTORY

At September 30, 2012, inventory consisted of the following:

Finished Goods	$271,507
Raw Materials	321,011
592,518
Less: Allowance for obsolescence	–

$592,518

4.  RELATED PARTIES

Revolving line of credit

On June 7, 2012, the Company issued Bazi International, Inc. a Revolving Line of Credit (the “Line”) not to exceed $600,000. The Line was due and payable on the earlier of the closing date or termination date of the Merger Agreement between the parties. The Line accrued interest at the rate of one percent (1%) per annum. At September 30, 2012, the principal balance of the line was $391,701.

Note receivable from related party

On May 11, 2012, the Company loaned Environmental Packaging Technologies, Inc. (“EPT”) the sum of $150,000 in exchange for a 50-day promissory note. The promissory note accrues interest at ten percent (10%) per annum and included a ten percent (10%) of principal fee payable to the Company. The Company sent EPT a notice of default on October 18, 2012 demanding payment of the original principal amount of $150,000, accrued interest of $6,575 and the ten percent fee in the amount of $15,000. True Drinks’ former chairman and current investor is the chairman for EPT.

5.  COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office in Irvine, California on a one-year lease. Total rent expense related to operating leases for the nine months ended September 30, 2012 was approximately $15,156. Total remaining payments on the lease through May 31, 2012 are approximately $30,312.

Legal Proceedings

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur. In the opinion of management, the resolution of these matters, if any, will not have a material adverse impact on the Company’s financial position or results of operations.

As of September 30, 2012, the Company was involved in the following significant legal proceedings:

On July 1, 2011, a lawsuit was filed in the United States District Court, the Southern District of Ohio, Cincinnati Division, against GT Beverage Company, LLC by Dominion Liquid Technologies, LLC. The lawsuit alleges that the Company breached terms of a Co-packing Agreement from 2010 which governed the relationship between the parties. Dominion is seeking monetary damages in the amount of $750,000. The Company has filed its answer denying all of DLT’s claims and expects to vigorously defend the suit.  Discovery is ongoing, and the case is currently set for trial on April 23, 2013. The Company is vigorously defending such matter and believes the case has no merit.

6.  SUBSEQUENT EVENTS

On October 15, 2012, the Company completed the previously announced Merger (as defined below) pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") among the Company, Bazi International, Inc., a Nevada corporation (“Bazi”), Bazi Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of  Bazi ("Merger Sub"), and MKM Capital Advisors, LLC, a Delaware limited liability company, for the benefit of Holders (as defined below), pursuant to which Merger Sub merged with and into True Drinks with True Drinks continuing as the surviving corporation and becoming a wholly-owned subsidiary of Bazi. Pursuant to the terms and conditions of the Merger Agreement, on the Closing Date, each holder of shares of True Drinks common stock, par value $0.001 per share, had the right to receive shares of the Bazi's newly-created Series A Convertible Preferred Stock, par value $0.001 per share ("Preferred Stock"), which shares of Preferred Stock are convertible into, and represent on an as-converted basis, approximately 95.5% of the issued and outstanding shares of the Bazi's common stock, par value $0.001 per share, with the remaining 4.5% retained by holders of Bazi’s common stock existing immediately prior to the Closing Date.

 The Company intends to account for the merger as a public company reverse merger whereby True Drinks, Inc. is deemed to be the accounting acquirer of Bazi.